                 [John Hancock Financial Services Letterhead]



May 1, 2001



U.S. SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:    John Hancock Variable Annuity Account H
       (File Nos. 333-84783 and 811-07711)


Commissioners:

       This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 3 under the Securities Act of 1993 (Post-Effective Amendment No. 17 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account H as required by Rule 485 under the 1933 Act.

       I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

       I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.




                                   Very truly yours,

                                   /s/ ARNOLD R. BERGMAN
                                   ---------------------
                                   Arnold R. Bergman
                                   Counsel